Exhibit 99.2

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

COMBIMATRIX CORPORATION

SECURED CONVERTIBLE DEBENTURE

Issuance Date: July 10, 2008	Original Principal Amount: $10,000,000
No. CBMX-1-1

FOR VALUE RECEIVED, COMBIMATRIX CORPORATION, a Delaware corporation (the “Company”), hereby promises to pay to the order of YA GLOBAL INVESTMENTS, L.P. or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date (each, as defined herein), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Installment Date (as defined below) or the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This Secured Convertible Debenture (including all Secured Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement (collectively, the “Debentures” and such other Senior Convertible Debentures, the “Other Debentures”).  Certain capitalized terms used herein are defined in Section 18.

(1)                                  GENERAL TERMS

(a)                                  Payment of Principal.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest.  The “Maturity Date” shall be the earlier of (i) the second (2nd) anniversary of the Issuance Date or (ii) four (4) months after the Company’s receipt of the settlement or judgment proceeds from Acacia Research Corp. et al v. National Union Fire Ins. Co of Pittsburgh, PA, Case No. CV 05-501-PSG-MLG (C.D. Cal.) (the amount received (less related attorneys fees and expenses owed in connection with the litigation) is referred to herein as the “National Union Judgment”); provided, however, that if the National Union Judgment is less than the Principal, accrued and unpaid Interest outstanding under the Debentures, the Company shall, in accordance with Section 3 hereof, four (4) months after the Company’s receipt of the National Union Judgment pay to the Holder the entire amount of the National Union Judgment, which the Holder will apply to the Principal, accrued and unpaid Interest due under this Debenture, and  any additional Principal and Interest due under this Debenture will be due on the second (2nd) anniversary of the Issuance Date.  Upon receipt of the National Union Judgment, the Company shall immediately deposit such National Union Judgment in the Litigation Account which shall be subject to the Deposit Account Agreement (as such terms are defined in the Security Agreement).  The Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.  Notwithstanding any other provision of this Debenture, during the four (4) month period after receipt of the National Union Judgment, the Company may not prepay or redeem any portion of the outstanding Principal without the prior written consent of the Holder.

(b)                                 Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%) (“Interest Rate”).  Upon an Event of Default that remains uncured for thirty (30) calendar days the Interest Rate shall increase to eighteen percent (18%).  Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest hereunder shall be paid on each Interest Installment Date and on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures at the option of the Company in cash, or, provided that the Equity Conditions are then satisfied converted into Common Stock at the Closing Bid Price on the Trading Day immediately prior to the date paid.

(c)                                  Security.  The Debenture is secured as is evidenced by the Security Documents (as this term is defined in the Securities Purchase Agreement).

(2)                                  EVENTS OF DEFAULT.

(a)                                 An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                                     the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

(ii)                               The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)                             The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created;

(iv)                              If the Common Stock is quoted or listed for trading on any of the following and it ceases to be so quoted or listed for trading and shall not again be quoted or listed for trading on any Primary Market within five (5) Trading Days of such delisting: (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTCBB”) (each, a “Primary Market”);

(v)                               The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section 6) unless in connection with such Change of Control Transaction this Debenture is retired;

(vi)                            The Company shall fail to file the Underlying Shares Registration Statement with the Commission, or the Underlying Shares Registration Statement shall not have been declared effective by the Commission, in each case within thirty (30) days of the periods set forth in the Registration Rights Agreement (“Registration Rights Agreement”) dated the date hereof among the Company and each Buyer listed on Schedule I attached thereto, or, while the Underlying Shares Registration Statement is required to be maintained effective pursuant to the terms of the Investor Registration Rights Agreement, the effectiveness of the Underlying Shares Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of more than ten (10) consecutive Trading Days or for more than an aggregate of twenty (20) Trading Days in any 365-day period (which need not be consecutive);

(vii)                         the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section 4(c);

(viii)                      The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within three (3) Business Days after such payment is due;

(ix)                              The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vii) hereof) or any Transaction Document (as defined in Section 17) which is not cured within the time prescribed.

(x)                                 any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b)                                 During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and, other than with respect to an Event of Default described in Section 2(a)(ii) hereof, is not cured within fifteen (15) days of receipt of notice of such Event of Default by the Company from the Holder, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash; provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Company at the Conversion Price.  If an Event of Default (after giving effect to any specified cure period) occurs and is not cured within thirty (30) calendar days, the Interest Rate on this Debenture shall immediately become eighteen percent (18%) per annum and shall remain at such increased interest rate until the applicable Event of Default is cured.  Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3)                                  COMPANY REDEMPTION.

(a)                                  Company’s Cash Redemption.  The Company at its option shall have the right to redeem (“Optional Redemption”) a portion or all amounts outstanding under this Debenture in addition to any Installment Amount prior to the Maturity Date provided that as of the date of the Holder’s receipt of a Redemption Notice (as defined herein) (i) the Closing Bid Price is less than the Fixed Conversion Price, (ii) there is no Event of Default and (iii) there is no Equity Conditions Failure.  If the Company elects an Optional Redemption within six (6) months of the Closing Date the Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium (“Redemption Premium”) equal to five percent (5%) of the Principal amount being redeemed, and accrued Interest, (collectively referred to as the “Company Redemption Amount”).  If the Company elects an Optional Redemption after six (6) months of the Closing Date but within nine (9) months of the Closing Date the Company shall pay a Redemption Premium of seven percent (7%) on the Company Redemption Amount.  If the Company elects an Optional Redemption after nine months (9) months from the Closing Date but within fifteen (15) months of the Closing Date the Company shall pay a Redemption Premium of ten percent (10%) on the Company Redemption Amount. No Redemption Premium will be due if the Company elects an Optional Redemption more than fifteen (15) months after the Closing Date.  In order to make a redemption pursuant to this Section, the Company shall first provide written notice to the Holder of its intention to make a redemption (the “Redemption Notice”) setting forth the amount of Principal it desires to redeem.  After receipt of the Redemption Notice the Holder shall have three (3) Business Days to elect to convert all or any portion of this Debenture, subject to the limitations set forth in Section 4(b).  On the fourth (4th) Business Day after the Redemption Notice, the Company shall deliver to the Holder the Company Additional Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the three (3) Business Day period.

(4)                                  CONVERSION OF DEBENTURE.                 This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 4.

(a)                                  Conversion Right.  Subject to the provisions of Section 4(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 4(b), at the Conversion Rate (as defined below).  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 4(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(i)                                     “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)                                  “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $11.87, subject to adjustment as provided herein.  (the “Fixed Conversion Price”).

(iii)                             In the event that in connection with a conversion hereunder the Conversion Price is below the par value of the Company’s Common Stock and the Company is therefore prevented from issuing such Conversion Shares, the Holder, at its sole discretion, shall be entitled to elect to effectuate such conversion at the par value of the Company’s Common Stock and the principal amount of the Debenture shall be reduced by an amount equal to the amount of the Conversion Shares divided by the par value of the Company’s Common Stock.

(b)                                 Mechanics of Conversion.

(i)                                     Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 4(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction).  On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock pursuant to the Securities Purchase Agreement and provided that the Company’s transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to Section 2(g) of the Securities Purchase Agreement.  If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.  In the event of a partial conversion of this Debenture pursuant hereto, the principal amount converted shall be deducted from the Installment Amounts due on subsequent Installment Dates.

(ii)                                 Company’s Failure to Timely Convert.  If within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if  after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date; and, in either case, the portion of the Conversion Amount specified in the Conversion Notice shall be deemed converted.

(iii)                              Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

(c)                                  Limitations on Conversions.

(i)                                     Beneficial Ownership.  The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.    Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder.

If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 4(a) without causing the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock and, any principal amount tendered for conversion that would result in an issuance of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(d)                                 Other Provisions.

(i)                                     The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within three (3) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement; provided, however, that the Company will not be obligated to reserve for the purpose of issuance upon conversion of this Debenture (including upon the conversion of any Interest due and payable hereunder) a number of shares that, when taking into account any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Document, is in excess of in excess of 1,206,925 shares (which is 19.99% of the 6,037,643 outstanding shares of Common  Stock as of the date of this Agreement) (such amount, the “Approved Amount”) without the approval of a majority of the votes properly cast in person or by proxy (and not beneficially owned by Buyers) (or such other approval required by Nasdaq Rule 4350 and related interpretations) on a proposal to approve issuances to the Buyers in excess of the Approved Amount.

(ii)                                All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

(iii)                            The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder; provided, however, that the Company will not be obligated to reserve for the purpose of issuance upon conversion of this Debenture, a number of shares that, when taking into account any additional requirements of the Company as to reservation of such shares set forth in this Debenture (including upon the conversion of any Interest due and payable hereunder) or in the Transaction Document, is in excess of in excess of the Approved Amount without the approval of a majority of the votes properly cast in person or by proxy (and not beneficially owned by Buyers) (or such other approval required by Nasdaq Rule 4350 and related interpretations) on a proposal to approve issuances to the Buyers in excess of the Approved Amount.

The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(iv)                              Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v)                                 Forced Conversion.

(1)          For so long as (a) there is no Event of Default and (b) there is no Equity Conditions Failure, the Company shall have the following rights to force the Holder to convert a portion of this Debenture at the Fixed Conversion Price (such conversion, a “Forced Conversion”):

(A)      Until the date that is six (6) months from the Closing Date and provided the VWAP of the Common Stock for the thirty (30) consecutive Trading Days preceding the Forced Conversion Notice (as defined below) is one hundred twenty five percent (125%), or greater, than the Fixed Conversion Price, the Company shall, subject to Section 4(c) hereof, have the right to force the Holder to convert an aggregate of up to twenty percent (20%) of the outstanding principal and interest due and outstanding under this Debenture at the Fixed Conversion Price;

(B)        After the date that is six (6) months from the Closing Date until the first anniversary of the Closing Date and provided the VWAP of the Common Stock for the thirty (30) consecutive Trading Days preceding the Forced Conversion Notice is one hundred twenty five percent (125%), or greater, than the Fixed Conversion Price, the Company shall, subject to Section 4(c) hereof, have the right to force the Holder to convert an aggregate of up to twenty percent (20%) of the outstanding principal and interest due and outstanding under this Debenture at the Fixed Conversion Price;

(C)        After the one year anniversary of the Closing Date until the date that is eighteen (18) months from the Closing Date, and provided that the VWAP of the Common Stock for the thirty (30) consecutive trading days preceding the Forced Conversion Notice is one hundred thirty five percent (135%), or greater, than the Fixed Conversion Price,  the Company shall, subject to Section 4(c) hereof, have the right to force the Holder to convert an aggregate up to twenty percent (20%) of the outstanding principal and interest due and outstanding under this Debenture at the Fixed Conversion Price; and

(D)       After the date that is eighteen (18) months from the Closing Date until the date that is twenty-four (24) months from the Closing Date, and provided that the VWAP of the Common Stock for each of the thirty (30) consecutive trading preceding the Forced Conversion Notice is one hundred thirty five percent (135%), or greater, than the Fixed Conversion Price, the Company shall, subject to Section 4(c) hereof, have the right to force the Holder to convert an aggregate up to twenty percent (20%) of the outstanding principal and interest due and outstanding under this Debenture at the Fixed Conversion Price;

provided, however that such Forced Conversions cannot in any twelve (12) month period exceed, in the aggregate, forty percent (40%) of the amount of principal and interest due and outstanding under this Debenture.

(2)          In order to effectuate a forced conversion hereunder the Company shall provide the Holder written notice (the “Forced Conversion Notice”) of its intention to force the Holder to convert a portion of this Debenture in accordance with this section.  In the Forced Conversion Notice the Company shall set forth (a) the amount of the Debenture being converted (the “Forced Conversion Amount”), (b) that there is no Equity Conditions Failure, and (c) (x) if the Forced Conversion Notice is being delivered prior to the first anniversary of the Closing Date, that the VWAP of the Common Stock for the preceding thirty (30) consecutive trading days is one hundred twenty five percent (125%), or greater, than the Fixed Conversion Price or (y) if the Forced Conversion Notice is being delivered after the first anniversary of the Closing Date, that the VWAP of the Common Stock for each of the preceding thirty (30) consecutive trading days is one hundred thirty five percent (135%), or greater, than the Fixed Conversion Price.  No later than [one business day] following the receipt of the Forced Conversion Notice the Holder shall convert this Debenture pursuant to the terms set forth herein.

Notwithstanding anything contained herein, the Holder shall be entitled to effectuate conversions hereunder even if in receipt of a Forced Conversion Notice and any conversions in the relevant six (6) month period, shall be considered conversions pursuant to any Forced Conversion Notice and any Forced Conversion Amount shall be reduced by the dollar value of such amount converted by the Holder in the relevant six (6) month period.

(5)                                  Adjustments to Conversion Price.

(a)          Adjustment of Conversion Price upon Issuance of Common Stock.  Until such time as the aggregate outstanding principal amount of the Convertible Debentures is less than Five Million Dollars ($5,000,000), if the Company issues or sells, or in accordance with this Section 5(a) is deemed to have issued or sold, any shares of Common Stock, excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 5(a), the following shall be applicable:

(i)                                     Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)                                  Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section, the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)                               Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

For purposes of this Section, if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)                              Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (x) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (y) the fair market value of the securities other than such Option, issued or sold in such transaction and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount raised by the Company; provided, however, that such gross amount is not greater than 110% of the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Bid Price of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)                                 Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)   Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(c)   Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d)   Adjustment of Conversion Price on Failure to Meet Milestone.         If the Company fails to generate at least Six Million Dollars ($6,000,000) in gross revenues for the year ended December 31, 2008 (the “Milestone Amount”) and the 5 trading day trailing VWAP of the Company’s Common Stock on December 31, 2008 is less than the Fixed Conversion Price then effective January 1, 2009 the Fixed Conversion Price shall be reduced by the percentage equal to the percentage difference between the Milestone Amount and the actual amount of gross revenue for the year ended December 31,2008; provided, however, that if before December 31, 2008, the Company sells or disposes of any division or line of business, then the Milestone Amount shall be decreased by the gross revenues attributable to such line of business for the year ending December 31, 2008.

(e)   Other Events.  If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5.

(f)    Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Organizational Change pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(g)   Whenever the Conversion Price is adjusted pursuant to Section 5 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(h)   In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a principal amount equal to the aggregate principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(6)           SHAREHOLDER APPROVAL.

(a)          Issuances without Shareholder Approval.  The total number of shares of Common Stock issuable upon conversion of this Debenture (including upon the conversion of any Interest due and payable hereunder), when combined with shares of Common Stock issuable upon exercise of the Warrant shall not be greater than the Approved Amount, without the approval of a majority of the votes properly cast in person or by proxy (and not beneficially owned by Buyers) (or such other approval required by Nasdaq Rule 4350 and related interpretations) on a proposal to approve issuances to the Buyers in excess of the Approved Amount.

(b)          Obligation to Seek Shareholder Approval.  If there occurs an event, including, without limitation, an event that causes an adjustment pursuant to Section 5 of this Debenture which will result in the total number of shares of Common Stock issuable upon conversion of the Debenture (including upon the conversion of any Interest due and payable hereunder), when combined with shares of Common Stock issuable upon exercise of the Warrant to be greater than the Approved Amount, the Company shall, within thirty (30) calendar days of receipt of written notice from Buyers, file a definitive proxy statement soliciting such approval of a proposal to approve issuances of Common Stock to the Buyers in excess of the Approved Amount (such deadline to be extended if mandated or necessitated by statute or rule).  The meeting of shareholders called for this purpose shall be scheduled on a date within thirty (30) days of the filing date of the definitive proxy statement.

The Company and certain of the Company’s shareholders have entered into Irrevocable Voting Agreements (the “Irrevocable Voting Agreements”) with the Buyer pursuant to which the Buyer has been granted voting proxies to vote in favor of the issuance to the Buyer of shares of Common Stock in excess of the Approved Amount in the event the Buyers make such request.

(7)           REISSUANCE OF THIS DEBENTURE.

(a)          Transfer.  If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Securities Purchase Agreement, forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 7(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 7(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b)          Lost, Stolen or Mutilated Debenture.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 7(d)) representing the outstanding Principal.

(c)         Debenture Exchangeable for Different Denominations.  This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 7(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)         Issuance of New Debentures.  Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(8)           NOTICES.    Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	CombiMatrix Corporation
6500 Harbour Heights Parkway – Suite 303
Mukilteo, WA 98275
	Attention:	Dr. Amit Kumar Scott Burell Mike Vrbanac
	Telephone:	(425) 493-2000
	Facsimile:	(425) 493-2010

With a copy to:	Holland & Knight LLP 2300 US Bancorp Tower 111 SW Fifth Avenue Portland, Oregon 97204
	Attention:	Mark A. von Bergen and David Wang

	Telephone:	(503) 243-2300
	Facsimile:	(503) 241-8014

If to the Holder:	YA Global Investments, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
	Attention:	Mark Angelo
	Telephone:	(201) 985-8300

With a copy to:	David Gonzalez, Esq.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
	Telephone:	(201) 985-8300
	Facsimile:	(201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(9)           Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents; or (iii) enter into any agreement with respect to any of the foregoing.

(10)         This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(11)         No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.

Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture, except for Permitted Indebtedness (as defined in the Securities Purchase Agreement).

(12)         This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof.  Each of the parties consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Hudson County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(13)         If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(14)         Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(15)         If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(16)         Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(17)         THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(18)         CERTAIN DEFINITIONS   For purposes of this Debenture, the following terms shall have the following meanings:

(a)          “Approved Stock Plan” means a stock option plan or other equity compensation award that has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued only to any employee, officer, consultant or director for services provided to the Company or its subsidiaries.

(b)         “Bloomberg” means Bloomberg Financial Markets.

(c)          “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(d)         “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

(e)           “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange  which the Common Stock is then listed as quoted by Bloomberg.

(f)            “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(g)           “Commission” means the Securities and Exchange Commission.

(h)           “Common Stock” means the common stock, par value $.001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(i)            “Equity Conditions” means that each of the following conditions is satisfied:  (i) on each day during the period beginning two (2) weeks prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Underlying Shares Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination and shall have sufficient number of shares registered in order to effectuate conversions of all amounts of principle and interest owed pursuant to the Debenture or (y) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Debentures to the Holder on a timely basis as set forth in Section 4(b)(ii) hereof; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(c) hereof and the rules or regulations of the Primary Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all applicable shares of Common Stock to be issued in connection with the event requiring determination or (y) any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws.

(j)            “Equity Conditions Failure” means that on any applicable date the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Excluded Securities” means, (a) shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan (b) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date prior to date of the Securities Purchase Agreement, provided that the terms of such right, option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement, (c) shares issued in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies, leasing arrangement or any other transaction the primary purpose of which is not to raise equity capital, and (d) the shares of Common Stock issued or deemed to be issued by the Company upon conversion of this Debenture or exercise of the Warrants.

(m)          “Interest Installment Date” means the first Business Day on or after October 1, 2008, and continuing on the first Business Day of each successive fiscal quarter therafter.

(n)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)           “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(p)           “Organizational Change” means any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions.

(q)           “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(r)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(s)           “Security Agreement” means the Security Agreement, dated as of the Securities Purchase Date, by and among the Company, CombiMatrix Molecular Diagnostics, Inc. and the Holder.

(t)            “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of the Securities Purchase Date  by and among the Company and the Buyers listed on Schedule I attached thereto.

(u)           “Securities Purchase Date” means the date the Securities Purchase Agreement and as defined therein.

(v)           “Trading Day” means a day on which the shares of Common Stock are quoted on the OTCBB or quoted or traded on such Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(w)          “Transaction Documents” means the Securities Purchase Agreement or any other agreement delivered in connection with the Securities Purchase Agreement, including, without limitation, the Security Documents and the Registration Rights Agreement.

(x)            “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(y)           “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(z)            “Volume Weighted Average Price” or the “VWAP”     means, for any security as of any date, the daily dollar volume-weighted average price for such security as reported by Bloomberg through its “Historical Price Table Screen (HP)” with “Market: Weighted Ave” function selected, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.

(aa)         “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
COMBIMATRIX CORPORATION

By:	/s/ AMIT KUMAR
Name:	Amit Kumar
Title:	CEO

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $                                                                  of the principal amount of Debenture No.CBMX-1-1into Shares of Common Stock of COMBIMATRIX CORPORATION, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Conversion Amount to be
converted:	$

Conversion Price:	$

Number of shares of Common
Stock to be issued:

Amount of Debenture
Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number: